Deloitte & Touche LLP
Certified Public Accountants
Suite 400
200 South Biscayne Boulevard
Miami, Florida 33131-2310

Tel: (305) 372-3100
Fax: (305) 372-3160                     [Deloitte & Touche
www.us.deloitte.com                            logo]


July 17, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

Except for the last sentence of Item 4(a)(i), we have read and agree with the comments in Item 4(a) of Form 8-K of Elizabeth
Arden, Inc. dated July 13, 2001. We have no basis for agreeing or disagreeing with the last sentence of Item 4(a)(i).

Yours truly,

/s/ Deloitte & Touche LLP









[Deloitte
Touche
Tohmatsu
logo]